Jupiter Wellness at the Surf Expo 2021 in Orlando January 6-8 to

Exhibit CaniSun Suncare Product Line.

•	Patent-pending innovative CBD-infused reef-friendly SPF sunscreen formulations.

Jupiter, FL – Accesswire - December X, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of innovative skin care products, lotions, medical therapeutics and wellness products, today announced they will exhibit at SURF EXPO 2021, January 6-8, at the Orange County Convention Center in Orlando, Florida Booth #709.

Surf Expo is the largest and longest running watersports, beach and resort lifestyle tradeshow in the world. The show historically draws an average of more than 28,000 buyers from specialty stores, major chains, resorts, cruise lines, marinas and beach rental companies from across the US, Caribbean, Central & South America.

Jupiter Wellness owns the Canisun brand, an innovative patent pending line of suncare products infused with CBD. CBD, which has been clinically shown to protect the viability of skin cells from ultraviolet B (UVB) irradiation in a study published in the peer reviewed Journal of Cosmetic Dermatology. Surf Expo provides targeted expansion of distribution channels for Jupiter Wellness and helps build on the recent SRM Entertainment acquisition and their established vendor relationships with global theme parks and resorts.

“Canisun CBD infused Suncare Products will be on display at Surf Expo along with our recently published skin cell study and the clinical study that we just announced on November 24th for the treatment of actinic keratosis (AK), the most common precancer that forms on the skin as a result of exposure to UV rays. “Surf Expo, provides a great opportunity to meet buyers and expand distribution”. stated Brian John CEO of Jupiter Wellness.

For additional information on Surf Expo, please visit: https://www.surfexpo.com/the-show/j20-highlights/.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com